                                                                   EXHIBIT 10.15
                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), effective as of November 8, 2002 (the "Effective Date"), is made by and between Marilyn Neal (the "Executive") and Dex Media, Inc., a Delaware corporation, and any of its subsidiaries and affiliates (including without limitation Dex Media East LLC) as may employ Executive from time to time (collectively, and together with any successor thereto, the "Company").

                                    RECITALS

         A. It is the desire of the Company to assure itself of the services of the Executive by engaging the Executive to perform services under the terms hereof.

         B. The Executive desires to provide services to the Company on the terms herein provided.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

1.       CERTAIN DEFINITIONS

         (a) "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where "control" shall have the meaning given such term under Rule 405 of the Securities Act.

         (b) "Agreement" shall have the meaning set forth in the preamble hereto.

         (c)      "Annual Base Salary" shall have the meaning set forth in
                  Section 3(a).

         (d)      "Board" shall mean the Board of Directors of the Company.

         (e) The Company shall have "Cause" to terminate the Executive's employment hereunder upon:

                  (i) The Executive's willful failure to substantially perform the duties set forth in this Agreement (other than any such failure resulting from the Executive's Disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

                  (ii) The Executive's willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board not inconsistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

                  (iii) The Executive's commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest, or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

                  (iv) The Executive's unlawful use (including being under the influence) or possession of illegal drugs on the Company's premises or while performing the Executive's duties and responsibilities under this Agreement; or

                  (v) The Executive's commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, or breach of fiduciary duty against the Company (or any predecessor thereto or successor thereof).

         (f) "Change in Control" shall mean a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition.

         (g) "Common Stock" shall mean common stock of the Company, par value $0.01 per share.

         (h) "Company" shall have the meaning set forth in the preamble hereto.

         (i) "Compensation Committee" means the Compensation Committee of the Board.

         (j) "Date of Termination" shall mean (i) if the Executive's employment is terminated by her death, the date of her death;
                  (ii) if the Executive's employment is terminated pursuant to
                  Section 4(a)(ii) - (vi) either the date indicated in the Notice of Termination or the date specified by the Company pursuant to Section 4(b), whichever is earlier; (iii) if the Executive's employment is terminated pursuant to Section 4(a)(vii) or Section 4(a)(viii), the expiration of the then-applicable Term.

         (k) "Dex West Transaction" shall mean the transaction contemplated by the Rodney Purchase Agreement.

         (l) "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for a total of three months during any six-month period as a result of incapacity due to mental or physical illness.

         (m) "EBITDA" for a given period shall mean the sum of (i) the consolidated earnings before interest, taxes, depreciation, amortization, and extraordinary items and (ii) any management or similar fees charged to the Company by any Principal Stockholder (but only to the extent such fees are deducted from the earnings described in the preceding subsection (i)), all as reflected on the Company's audited consolidated financial statements for such period.

         (n) "Effective Date" shall have the meaning set forth in the preamble hereto.

         (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (p) "Executive" shall have the meaning set forth in the preamble hereto.

         (q) "Executive Bonus Plan" shall mean the bonus plan to be developed by the Compensation Committee which shall incorporate the targets attached hereto as Exhibit A.

         (r)      "Extension Term" shall have the meaning set forth in Section
                  2(b).

         (s) The Executive shall have "Good Reason" to resign her employment upon the occurrence of any of the following:

                  (i) Failure of the Company to continue the Executive in the position of Executive Vice President and Chief Operating Officer (or any other position not less senior to such position);

                  (ii) A material diminution in the nature or scope of the Executive's responsibilities, duties or authority;

                  (iii) Failure of the Company to make any material payment or provide any material benefit under this Agreement or any Option Agreement; or

                  (iv)     The Company's material breach of this Agreement;

                  provided, however, that notwithstanding the foregoing the Executive may not resign her employment for Good Reason unless: (A) the Executive provides the Company with at least 30 days prior written notice of her intent to resign for Good Reason (which notice is provided not later than the 30th day following the occurrence of the event constituting Good Reason); and (B) the Company has not remedied the alleged violation(s) within the 30-day period; and, provided, further, that the Executive shall not have Good Reason to terminate her employment due to the failure to consummate all or any portion of the Dex West Transaction; and provided, further, that Executive may resign her employment for Good Reason if in connection with any Change in Control the purchaser does not assume the severance provisions set forth in Section 5 (including corresponding definitions) (or substitute substantially identical severance provisions) with respect to the Executive and if Executive does not accept employment with such purchaser in connection with the Change in Control.

         (t)      "Initial Term" shall have the meaning set forth in Section
                  2(b).

         (u)      "Notice of Termination" shall have the meaning set forth in
                  Section 4(b).

         (v) "Option Agreement" shall mean an agreement to purchase Common Stock pursuant to the Option Plan.

         (w)      "Option Plan" shall have the meaning set forth in Section
                  3(c).

         (x) "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         (y) "Principal Stockholders" shall mean Carlyle Partners III, L.P. a Delaware limited partnership; Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership; and each of their respective Affiliates.

         (z)      "Related Agreements" shall have the meaning set forth in
                  Section 14.

         (aa) "Rodney Purchase Agreement" shall mean that certain Purchase Agreement by and among Qwest Dex, Inc., Qwest Services Corporation, Qwest Communications International Inc. (collectively, the "Qwest Parties") and Dex Holdings LLC, dated as of August 19, 2002, pursuant to which the Qwest Parties have agreed to sell all of the interests of GPP LLC (as described in the Rodney Purchase Agreement) to Dex Holdings LLC on the terms and conditions set forth therein.

         (bb) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         (cc)     "Term" shall have the meaning set forth in Section 2(b).

2.       EMPLOYMENT

         (a) The Company shall employ the Executive and the Executive shall enter the employ of the Company, for the period set forth in
                  Section 2(b), in the position set forth in Section 2(c), and upon the other terms and conditions herein provided.

         (b) The initial term of employment under this Agreement (the "Initial Term") shall be for the period beginning on the effective date of this Agreement and ending on the third anniversary thereof, unless earlier terminated as provided in
                  Section 4. The employment term hereunder shall automatically be extended for successive one-year periods (each, an "Extension Term" and, collectively with the Initial Term, the "Term") unless either party gives notice of non-extension to the other no later than 90 days prior to the expiration of the then-applicable Term.

         (c) Position and Duties. The Executive shall serve as Executive Vice President and Chief Operating Officer of the Company with such customary responsibilities, duties and authority as may from time to time be assigned to the Executive by the Board. Such duties, responsibilities and authority may include services for one or more subsidiaries or affiliates of the Company including, without limitation, services for Dex Media West LLC following the consummation of all or any portion of the Dex West Transaction. The Executive shall report directly to the Company's Chief Executive Officer. The Executive shall devote substantially all her working time and efforts to the business and affairs of the Company. The Executive agrees to observe and comply with the Company's rules and policies as adopted by the Company from time to time.

3.       COMPENSATION AND RELATED MATTERS

         (a) Annual Base Salary. During the Term, the Executive shall receive a base salary at a rate of $325,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, subject to increase as determined by the Compensation Committee (the "Annual Base Salary").

         (b) Annual Bonus. With respect to each of the Company's fiscal years that end during the Term, the Executive shall be eligible to receive an annual performance-based bonus in accordance with the terms of the Executive Bonus Plan. The Executive Bonus Plan shall provide that (i) if the Company achieves the Bank Case EBITDA Target (as set forth on Exhibit
                  A) for an applicable fiscal year, the Executive's annual bonus shall be payable in an amount equal to 35% of her Annual Base Salary, and (ii) if the Company achieves the Equity Case EBITDA Target (as set forth on Exhibit A) for an applicable fiscal year, the Executive's annual bonus shall be payable in an amount equal to 75% of her Annual Base Salary. The Compensation Committee may, in its sole discretion, provide that the Executive shall be paid an additional bonus amount pursuant to the Executive Bonus Plan with respect to any fiscal year (up to a maximum aggregate annual bonus of 100% of Annual Base Salary).

         (c) Stock Option Plan. As of the Effective Date, the Executive shall be granted an option to purchase 35,189 shares of Common Stock, pursuant to the terms and conditions of the Stock Option Plan of Dex Media, Inc. (the "Option Plan") and an Option Agreement entered into by and between Dex Media, Inc. and the Executive as of the date hereof in substantially the form attached hereto as Exhibit B. In the event that the Dex West Transaction is consummated, then as of the Closing Date (as defined in the Rodney Purchase Agreement), the Executive shall be granted an option to purchase 35,188 shares of Common Stock, pursuant to the terms and conditions of the Option Plan and an Option Agreement entered into by and between the Executive and the Company (or its applicable affiliate).

         (d) Benefits. During the Term, the Executive shall be entitled to participate in employee benefit plans, programs and arrangements of the Company now (or, to the extent determined by the Board, hereafter) in effect which are applicable to the senior executives of the Company in accordance with their terms, including, without limitation, the Dex Media, Inc. Pension Plan and the Dex Media, Inc. 401(k) Savings Plan.

         (e) Vacation. During the Term, the Executive shall be entitled to paid vacation in accordance with the Company's vacation policies applicable to senior executives of the Company. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Executive.

         (f) Expenses. During the Term, the Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by her in the performance of her duties to the Company in accordance with the Company's expense reimbursement policy.

         (g) Relocation Expenses: In accordance with Company's applicable relocation plans and policies, the Company shall pay or reimburse Executive for the following reasonable, documented, out-of-pocket expenses incurred by Executive in connection with her relocation from her current Texas residence to the Denver, Colorado metropolitan area: (a) travel, transportation, meal and similar related moving expenses, (b) closing costs, real estate commissions, attorney's fees and other similar costs incurred in connection with Executive's
                  (i) purchase of any residence in the Denver, Colorado metropolitan area and (ii) sale of her current Texas residence and (c) the cost of temporary lodging in the Denver, Colorado metropolitan area and the cost of weekly transportation between Dallas, Texas and Denver, Colorado during the period beginning on the Effective Date and ending on the earlier to occur of (x) the first anniversary of the Effective Date and
                  (y) the date Executive sells her current Texas residence.

4.       TERMINATION

         The Executive's employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

         (a)      Circumstances.

                  (i) Death. The Executive's employment hereunder shall terminate upon her death.

                  (ii) Disability. If the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive's employment. In that event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of her duties.

                  (iii) Termination for Cause. The Company may terminate the Executive's employment for Cause.

                  (iv) Termination without Cause. The Company may terminate the Executive's employment without Cause.

                  (v) Resignation for Good Reason. The Executive may resign her employment for Good Reason.

                  (vi) Resignation without Good Reason. The Executive may resign her employment without Good Reason.

                  (vii) Non-extension of Term by the Company. The Company may give notice of non-extension to the Executive pursuant to Section 2(b).

                  (viii) Non-extension of Term by the Executive. The Executive may give notice of non-extension to the Company pursuant to Section 2(b).

         (b) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive under this
                  Section 4 (other than termination pursuant to paragraph
                  (a)(i)) shall be communicated by a written notice to the other party hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and specifying a Date of Termination which, if submitted by the Executive, shall be at least 30 days following the date of such notice (a "Notice of Termination") provided, however, that the Company may, in its sole discretion, change the Date of Termination to any date following the Company's receipt of the Notice of Termination. A Notice of Termination submitted by the Company may provide for a Date of Termination on the date the Executive receives the Notice of Termination, or any date thereafter elected by the Company in its sole discretion. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         (c)      Company Obligations upon Termination.

         (d) Upon termination of the Executive's employment, the Executive (or the Executive's estate) shall be entitled to receive (i) except in the event of the Executive's Disability, any amount of the Executive's Annual Base Salary through the Date of Termination not theretofore paid, (ii) any expenses owed to the Executive under Section 3(f), (iii) any accrued vacation pay owed to the Executive pursuant to Section 3(e), and (iv) any amount arising from the Executive's participation in, or benefits under any employee benefit plans, programs or arrangements under Section 3(d), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements including, if applicable, any death benefits. In the event of the Executive's Disability, in lieu of Annual Base Salary during such period of Disability, Executive shall be entitled to receive any applicable short-term disability benefits pursuant to any applicable Company benefit plan.

5.       SEVERANCE PAYMENTS

         (a) Termination due to Death or Disability. If the Executive's employment shall terminate pursuant to Section 4(a)(i) due to the Executive's death, or pursuant to Section 4(a)(ii) due to Executive's Disability, then the Company shall pay to the Executive (or Executive's estate) a prorated amount of the Executive's Annual Bonus based on the Company's year-to-date performance through the Date of Termination in relation to the performance targets set forth in the Executive Bonus Plan (such amount to be determined in good faith by the Compensation Committee and payable at such time as the Executive's Annual Bonus would otherwise have been payable pursuant to the Executive Bonus Plan).

         (b) Termination without Cause, resignation for Good Reason, or non-extension of the Term by the Company. If the Executive's employment shall terminate without Cause pursuant to Section 4(a)(iv), for Good Reason pursuant to Section 4(a)(v), or pursuant to non-extension of the Term by the Company pursuant to Section 4(a)(vii), the Company shall, subject to the Executive's execution of a general waiver and release of claims agreement in the Company's customary form:

                  (i) Continue to pay to the Executive her base salary as described in Section 3(a), in accordance with the Company's regular payroll practices, during the period beginning on the Date of Termination and ending on the earliest to occur of (A) the first anniversary of the Date of Termination; or (B) the first date that the Executive violates any covenant contained in Section 6 or 7; and

                  (ii) Pay to the Executive a prorated amount of the Executive's Annual Bonus based on the Company's year-to-date performance through the Date of Termination in relation to the performance targets set forth in the Executive Bonus Plan (such amount to be determined in good faith by the Compensation Committee and payable at such time as Executive's Annual Bonus would otherwise have been payable pursuant to the Executive Bonus Plan).

         (c) Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto, which shall have accrued prior to such expiration or termination.

6.       NON-COMPETITION; NON-SOLICITATION

         (a) The Executive shall not, at any time during the Term or during the 12-month period following the Date of Termination (the "Restricted Period") directly or indirectly engage in, have any equity interest in, or manage or operate (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) any of the following entities, or any subsidiary thereof, or any successor thereto (the "Competitive Entities"):

                  (i) Verizon Information Services, a division of Verizon Communications Inc.

                  (ii) BellSouth Advertising & Publishing Corporation (including L. M. Berry)

                  (iii) Southwestern Bell Yellow Pages, a division of SBC Communications Inc.

                  (iv)     Alltel Publishing, a division of Alltel Corporation

                  (v) R. H. Donnelley Inc. (including Sprint Publishing & Advertising)

                  (vi)     TransWestern Publishing Company LLC

                  (vii)    Yell Group PLC

                  (viii)   Yellow Pages Group Company

                  (ix)     White Directory Publishers, Inc.

                  provided, however, that the Executive shall be permitted to acquire a passive stock or equity interest in such entity provided the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such entity; and provided, further, that, notwithstanding the foregoing, at no time during the Restricted Period may the Executive directly or indirectly engage in, have any equity interest in, or manage or operate (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) any parent entity or other Affiliate of any of the Competitive Entities to the extent that such parent entity or other Affiliate engages in (or the Executive's services therefor relate to) telephone directory publishing, marketing or advertising (or any other business directly engaged in by the Company during the Restricted Period).

         (b) During the Restricted Period, the Executive will not, and will not permit any of her affiliates to, directly or indirectly, recruit or otherwise solicit or induce any employee, customer, subscriber or supplier of the Company to terminate its employment or arrangement with the Company, otherwise change its relationship with the Company, or establish any relationship with the Executive or any of her affiliates for any business purpose deemed competitive with the business of the Company.

         (c) In the event the terms of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         (d) As used in this Section 6, the term "Company" shall include the Company, its parent, related entities, and any of its direct or indirect subsidiaries.

         (e) The provisions contained in Section 6(a) and Section 6(b) may be altered and/or waived with the prior written consent of the Board or the Compensation Committee.

7.       NONDISCLOSURE OF PROPRIETARY INFORMATION; NON-DISPARAGEMENT

         (a) Except as required in the faithful performance of the Executive's duties hereunder or pursuant to Section 7(c), the Executive shall, during the Term and after the Date of Termination, maintain in confidence and shall not directly or indirectly, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company's operations, processes, protocols, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment ("Proprietary Information"), or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information. The Executive's obligation to maintain and not use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any Proprietary Information after the Date of Termination will continue so long as such Proprietary Information is not, or has not by legitimate means become, generally known and in the public domain (other than by means of the Executive's direct or indirect disclosure of such Proprietary Information) and is continued to be maintained as Proprietary Information by the Company. The parties hereby stipulate and agree that as between them, the Proprietary Information identified herein is important, material and affects the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

         (b) Upon termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, marketing strategies, products or processes.

         (c) The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

         (d) The Executive agrees not to disparage the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing, at any time; provided, that the Executive may confer in confidence with her legal representatives and make truthful statements as required by law.

         (e) The Company agrees to instruct the members of the Board and the executive officers of the Company not to disparage the Executive, either orally or in writing, at any time; provided, that, the Company may confer in confidence with its legal representatives and make truthful statements as required by law.

         (f) As used in this Section 7, the term "Company" shall include the Company, its parent, related entities, and any of its direct or indirect subsidiaries.

8.       INJUNCTIVE RELIEF

         It is recognized and acknowledged by the Executive that a breach of the covenants contained in Sections 6 and 7 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Sections 6 and 7, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

9.       ASSIGNMENT AND SUCCESSORS

         The Company may assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. The Executive may not assign her rights or obligations under this Agreement to any individual or entity. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

10.      GOVERNING LAW

         This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the state of Delaware, without reference to the principles of conflicts of law of Delaware or any other jurisdiction, and where applicable, the laws of the United States.

11.      VALIDITY

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

12.      NOTICES

         Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

         (a)      If to the Company:

                  Dex Media, Inc.
                  198 Inverness Drive West
                  Englewood, CO 80112
                  Fax.:  (303) 784-1964
                  Attn:  Vice President of Human Resources

                  with copies to:

                  The Carlyle Group             Welsh, Carson, Anderson & Stowe
                  520 Madison Avenue            320 Park Avenue
                  41st Floor                    Suite 2500
                  New York, New York 10022      New York, New York 10022
                  Fax: (212) 381-4901           Fax: (212) 893-9562
                  Attn: James A. Attwood        Attn: Anthony J. de Nicola

                  and a copy to:

                  Latham & Watkins, LLP
                  885 Third Avenue
                  New York, New York 10022-4802
                  Fax:  (212) 751-4864
                  Attn:  R. Ronald Hopkinson

         (b) If to the Executive, to the address set forth on the signature page hereto or at any other address as any party shall have specified by notice in writing to the other party.

13.      COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

14.      ENTIRE AGREEMENT

         The terms of this Agreement and the other agreements and instruments contemplated hereby or referred to herein (collectively the "Related Agreements") are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement (including without limitation any Term Sheet or similar agreement entered into between the Company and the Executive). The parties further intend that this Agreement and the Related Agreements shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement and the Related Agreements.

15.      AMENDMENTS; WAIVERS

         This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of Company. By an instrument in writing similarly executed, the Executive or a duly authorized officer of the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

16.      NO INCONSISTENT ACTIONS

         The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

17.      CONSTRUCTION

         This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural;

(b) "and" and "or" are each used both conjunctively and disjunctively; (c) "any," "all," "each," or "every" means "any and all," and "each and every"; (d) "includes" and "including" are each "without limitation"; (e) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

18.      ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before an arbitrator in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction, provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 6 or 7 of the Agreement and the Executive hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond. Only individuals who are (i) lawyers engaged full-time in the practice of law; and (ii) on the AAA register of arbitrators shall be selected as an arbitrator. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable, provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the arbitrator's full fees and expenses or, if in the arbitrator's opinion there is no prevailing party, the arbitrator's fees and expenses will be borne equally by the parties thereto. In the event action is brought to enforce the provisions of this Agreement pursuant to this Section 18, the non-prevailing parties shall be required to pay the reasonable attorney's fees and expenses of the prevailing parties, except that if in the opinion of the court or arbitrator deciding such action there is no prevailing party, each party shall pay its own attorney's fees and expenses.

19.      ENFORCEMENT

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

20.      WITHHOLDING

         The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

21.      EMPLOYEE ACKNOWLEDGEMENT

         The Executive acknowledges that she has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on her own judgment.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                       COMPANY

                                       By:       /s/ George Burnettt
                                            -------------------------------
                                            Name: George Burnett
                                            Title: CEO and President

                                       EXECUTIVE

                                       By:      /s/ Marilyn Neal
                                            -------------------------------
                                            Marilyn Neal

                                                                       EXHIBIT A

                              EXECUTIVE BONUS PLAN

                           ANNUAL BONUS EBITDA TARGETS

                                  ($ MILLIONS)

                             YEAR ENDING DECEMBER 31

DEX

PROJECTED EBITDA SUMMARY*     2003   2004  2005   2006     2007
-------------------------     -----  ----  ----  -------  ------
BANK CASE

Dex East EBITDA               $ 364  $365  $373  $   383  $  394

Dex EBITDA                    $ 906  $917  $939  $   966  $  996

EQUITY CASE

Dex East EBITDA               $ 369  $378  $393  $   411  $  430

Dex EBITDA                    $ 913  $942  $976  $ 1,020  $1,069

* With respect to each calendar year ending prior to the closing of the Dex West Transaction, the respective Bank Case and Equity Case "Dex East EBITDA" targets shall apply. With respect to the calendar year in which the closing of the Dex West Transaction occurs and each calendar year thereafter, the respective Bank Case and Equity Case "Dex EBITDA" targets shall apply for purposes of this Agreement. In the event that the Dex West Transaction is not consummated, the respective Bank Case and Equity Case "Dex East EBITDA" targets shall apply with respect to all calendar years for purposes of this Agreement. EBITDA targets shall be adjusted as appropriate to reflect acquisitions, divestitures and other recapitalizations (other than the Dex West Transaction).

                                                                       EXHIBIT B

                               [OPTION AGREEMENT]